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                                            Registration Statement No. 333-50532

                       SECURITIES AND EXCHANGE COMMISSION

                                   FORM S-3/A2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    JAWZ Inc.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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         (State or other jurisdiction of incorporation or organization)



                                   98-0167013
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                    (I.R.S. Employer Identification Number)

                                    JAWZ Inc.
                                12 Concorde Gate,
                                    Suite 900
                         Toronto, Ontario Canada M36 3N6
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    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      Riaz Mamdani, Chief Financial Officer
                                    JAWZ INC.
                           12 Concorde Gate, Suite 900
                            Toronto, Ontario, M3G 3N6
                                 (416) 444-2526

                       Copy to: Luke P. Iovine, III, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                    399 Park Avenue, New York, New York 10022
                                 (212) 318-6000
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            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


     Approximate date of commencement of proposed sale to public: As soon as practicable following the effectiveness of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



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


                         Calculation of Registration Fee

    Title of
   Each Class
       of                                         Proposed                   Proposed
   Securities                                      Maximum                    Maximum
     to be             Amount to be            Offering Price                Aggregate                   Amount of
   Registered           Registered                Per Share               Offering Price              Registration Fee
----------------    -------------------    -----------------------    -----------------------    --------------------------
     Common              3,697,290               $.90625(1)                $3,350,670(1)                  $885(1)
     Stock

     Common              7,426,229                  (2)                         (3)                         (3)
     Stock               shares(2)

     Common              6,437,095                  (4)                         (5)                         (5)
     Stock               shares(4)

     Common              7,624,248                  (6)                         (7)                         (7)
     Stock               shares(6)


(1) Calculated in accordance with Rule 457(c) under the Securities Act of 1933.


(2) Represents an aggregate of 7,426,229 shares of common stock previously registered pursuant to this registration statement on Form S-3 (Registration No. 333-50532), filed with the Securities and Exchange Commission on November 22, 2000.


(3) This amount has been previously paid by the registrant as the registration fee for 7,426,229 shares of common stock previously registered pursuant to this registration statement on Form S-3 (Registration No. 333-50532), filed with the Securities and Exchange Commission on November 22, 2000.


(4) Represents an aggregate of 6,437,095 shares of common stock previously registered pursuant to registration statement on Form S-1 (Registration No. 333-38088) that are being carried forward in the prospectus filed with this registration statement.


(5) This amount has been previously paid by the registrant as the registration fee for 5,196,669 shares of common stock previously registered pursuant to registration statement on Form S-1 (Registration No. 333-38088) and 1,240,426 shares of common stock registered pursuant to registration statement on Form S-1 (Registration No. 333-38088) that are being carried forward in the prospectus filed with this registration statement.


(6) Represents an aggregate of 7,624,248 shares of common stock previously registered pursuant to registration statement on Form S-1 (Registration No. 333-30406) that are being carried forward in the prospectus filed with this registration statement.


(7) This amount has previously been paid by the registrant as the registration fee for the 7,624,248 shares of common stock carried forward from the prior registration statement on Form S-1 (Registration No. 333-30406).


PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED AS PART OF THIS REGISTRATION STATEMENT SHALL BE DEEMED A COMBINED PROSPECTUS WHICH SHALL ALSO RELATE TO OUR REGISTRATION STATEMENTS ON FORM S-1 (REGISTRATION NOS. 333-30406 AND 333-38088) AND CONSTITUTES A POST-EFFECTIVE AMENDMENT TO OUR REGISTRATION STATEMENTS ON FORM S-1 (REGISTRATION NOS. 333-30406 AND 333-38088). THIS REGISTRATION STATEMENT AND SAID PRIOR REGISTRATION STATEMENTS ARE COLLECTIVELY REFERRED TO HEREIN AS THE "REGISTRATION STATEMENT."

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


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



          The information in this prospectus in not complete and may be charged. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


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Preliminary Prospectus             Subject to completion, dated January 9, 2001

                               25,184,862 SHARES

                                   JAWZ Inc.

                                  COMMON STOCK
                       _________________________________

         Of the shares of common stock included in this prospectus, 18,748,745 shares are owned by, or are issuable upon the exercise of warrants owned by, the stockholders listed in the section of this prospectus called "Selling Stockholders." See "Selling Stockholders" beginning on Page 12. The selling stockholders may sell any or all of their shares from time to time. See "Plan of Distribution."

         In addition, in connection with our prior acquisitions of Pace, Offsite, General Network Services, 4Comm and Betach, we have prepared this prospectus to register under the Securities Act for the issuance of 6,436,117 shares of our common stock issuable upon the exchange of exchangeable shares of our subsidiaries, JAWS Acquisition Corp., an Alberta corporation ("JAC") and JAWS Acquisition Canada Corp., an Alberta corporation ("JACC"). See "Selling Stockholders" beginning on Page 12.

         We will not receive any of the proceeds of sales by the selling stockholders, or upon the issuance of any shares of our common stock to the holders of JAC exchangeable shares and JACC exchangeable shares.

          We have agreed to bear all expenses related to this offering, other than any underwriting discounts and commissions and any transfer taxes on the shares of common stock that the selling stockholders are offering.

          Our common stock is included for quotation on the Nasdaq National Market System under the symbol "JAWZ".

          Investing in this common stock involves a high degree of risk. See "Risk Factors" beginning on page 4.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                _______________

                The date of this prospectus is January__, 2001.



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NY/318833.2
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
                               PROSPECTUS SUMMARY

         This summary is not a substitute for the more detailed information, financial statements and the notes to the financial statements appearing elsewhere in this prospectus. This prospectus contains forward looking statements that involve risks and uncertainties. JAWZ' actual results could differ materially from the results anticipated in these forward looking statements as a result of the factors set forth under "Risk Factors" and elsewhere in this prospectus.

         JAWZ provides information security products and services to customers in seven targeted industries, including: Financial Services, Health Care, Cyber-crime & Forensics,Government, Telecommunications, and Strategic & Emerging Markets. JAWZ' total revenue was $7,006,755 for the nine months ended September 30, 2000 and JAWZ had total assets of $34,995,903 as of September 30, 2000. Approximately 40% of JAWZ' revenue was derived from customers in the Financial Services and Telecommunications industries. JAWZ' net loss for the nine months ended September 30, 2000 was $17,661,949. This net loss is primarily due to JAWZ' acquisition of development stage companies and moving JAWZ products toward and into the commercialization stage. This growth process includes geographic expansion and the expenses related to the preparation of various marketing and sales documents and materials, payment of wages and benefits, requirements for office space, supplies and other office related expenses.

         JAWZ continues to grow its business through internal development and through acquisitions. JAWZ has completed seven material acquisitions since November 1999. The integration of these acquired businesses into JAWZ's information security business has expanded the products and services which JAWZ offers its customers. JAWZ products and services include:

Technical Services:

o JAWZ offers its customers a comprehensive review and analysis of managerial, technical and operational controls in order to determine the availability, integrity, and confidentiality of electronic data. The analysis includes a review of security strategy and policies, attack threats and vulnerabilities, the structure of existing security components and an assessment of the customer's electronic data in order to determine what information warrants protection. It also includes a review of the technical and operational controls and an examination of any hosting security, networks, physical, external and internet security such as: how the customer currently responds to security breaches, contingency plans for security breaches, personnel hiring practices, the customer's change control management, documentation of customer computer programming and the organization of internal responsibility for security. Once the customer's existing security has been assessed, JAWZ will then develop a security architecture (solution) designed to take into account the customer's business model, available technology and security industry practices.

o JAWZ offers customers an assessment of data vulnerabilities to theft from third party internet attacks by attempting to gain access to the customer's electronic data from a location external to the customer.

o JAWZ offers customers a review and assessment of the security of the customer's computer operating system and how it protects the customer's computer network.

o JAWZ assists customers by providing covert attempts, with managements' consent, to obtain crucial information as a test of internal controls in order to better attack and penetrate a system.

o JAWZ offers customers a service pursuant to which JAWZ assesses, selects and implements a firewall, which is a computer program that prevents unauthorized entry into the whole of, or parts of the customer's computer network. If the customer has an existing firewall, JAWZ will assess its effectiveness and make recommendations for it's improvement. If a customer's network does not contain a firewall, requirements will be determined and JAWZ will recommend a third party manufactured firewall, install the firewall and monitor the system.

o In the event of a customer's security breach, JAWZ offers customers access to a team of professional services staff to undertake emergency repairs to the customer's system and security.

o JAWZ also offers customers assistance with development and/or an assessment of existing business continuity/disaster recovery plans and the development of improvements.

Managed Services:

         JAWZ administers information security systems for customers who do not have the necessary staff, experience or inclination to implement or administer for the day to day security operations of their system. These services include firewall management where JAWZ provides the day to day monitoring of the customer's firewalls and any vulnerabilities such as mailing lists and permitted users, as well as the maintenance of customer access requirements, Secure

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



Network Storage (SNS) and Public Key Infrastructure (PKI) system monitoring. JAWZ SNS is an internet based data backup and recovery solution. Security monitoring services also provide customers with information on potential threats and the vulnerabilities of electronic data.

Application Development:

         Where security is a customer's primary concern, JAWZ will develop and implement a secure internet based application and computer network. An example being internet based applications using PKI techniques. PKI refers to the electronic authentication of individual users of the internet. PKI enabled internet based applications permit the verification of Internet users and is critical in financial transactions and other business transactions occurring over the Internet.

Products:

         JAWZ develops, sells, installs and supports both its own and third party information security products. Third party manufacturers of information security products whose products JAWZ resells include: ActivCard, Aladdin, Axent, Blue Lance, Borderware, Check Point, Cisco Systems, Content Technologies, DataKey, Entrust, F-Secure Inc., Funk Software, Harris Corporation - STAT, Internet Security Systems, Intrusion.com, LogiKeep, Master Design & Development, McAfee, Network Flight Recorder (NFR), Network Associates (NAI), Network ICE, PGP Security, Proginet, Rainbow Technologies, Securant, Secure Computing, RSA Security, Security Tools for NT, Sniffer Technologies, Tech Assist - Tools that Work, Tripwire, Viasec, and WebTrends.

         JAWZ' own products are encryption related. The most recently released JAWZ product is the JAWZ DataGator. DataGator is a software product which automatically encrypts all data on Palm(TM) OS handheld devices. Other JAWZ products include: JAWZXMAIL, JAWZMEMO and JAWZ Data Encryption.

Training and Education:

         JAWZ  offers  its  customers   computer   training  in  retrieving  and
processing electronic data for use as evidence in legal proceedings.

Strategic Objectives:

         The strategic goal for JAWZ is to consolidate the highly fragmented information security industry and to achieve increasing economies of scale through the acquisition of growing organizations and integrating such operating entities through centralized administration and planning. Through industry and management expertise, JAWZ attempts to ensure that acquired companies' receive the capital and corporate planning necessary to successfully compete in their respective markets.

General:

         Shares of JAWZ' common stock are included for quotation on the Nasdaq National Market under the symbol "JAWZ". JAWZ' principle executive offices are located in Toronto, Ontario. JAWZ also has offices in Calgary, Alberta, Edmonton, Alberta, Ottawa, Ontario, Boston, Massachusetts, Fairfield, New Jersey, Chicago, Illinois and Pasadena, California.

         JAWZ' registered offices are located at The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801 and our principle executive office is located at 12 Concorde Gate, Suite 900,Toronto, Ontario, Canada M36 3N6. Our website is located at www.jawzinc.com.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

                               CURRENCY REFERENCES

         Financial information herein is expressed in the United States dollars (US$," "$" or "dollars"), unless stated in Canadian dollars ("Cdn$"). As of December 11, 2000, the exchange rate was US$1.00 equal Cdn$1.54.



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
                                  RISK FACTORS

         Investors  should  carefully   consider  the  risks  and  uncertainties
described below before making an investment decision.

         If any of the following risks actually occur, our business, financial condition or operating results could be materially harmed. In this case, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Relating to Ownership of JAWZ common stock

         JAWZ common stock could be delisted from the Nasdaq National Market, which delisting could hinder your ability to obtain accurate quotations as to the price of JAWZ common stock, or dispose of JAWZ common stock in the secondary market

         Although JAWZ common stock is currently listed on the Nasdaq National Market, JAWZ cannot guarantee that an active public market for its common stock will continue to exist. JAWZ common stock is required to maintain a minimum bid price of $1.00 per share in order to trade on the Nasdaq National Market. In the event that JAWZ common stock fails to maintain the minimum bid price criteria, JAWZ common stock may be delisted from the Nasdaq National Market or be required to reapply for listing meeting the Nasdaq initial listing requirements, which are generally more stringent that the requirements currently governing JAWZ. Additional factors giving rise to delisting could include, but might not be limited to (1) a reduction of JAWZ' net tangible assets below $4,000,000, (2) a reduction to one active market maker, (3) a reduction in the market value of the public float in JAWZ' securities to less than $5,000,000, or (4) the discretion of the Nasdaq National Market.

         Nasdaq  National  Market  trading,  if any, of  JAWZ common stock would thereafter be conducted in the over-the-counter markets of the National Association of Securities Dealers. Consequently, the liquidity of JAWZ common stock would likely be impaired, not only in the number of shares which could be bought and sold, but also through delays in the timing of the transactions, reduction in the coverage of JAWZ by securities analysts and the news media, and possibly lower prices for our securities than might otherwise prevail.

         High volume of shares eligible for sale pursuant to this prospectus

         The resale of the 25,184,862 shares of common stock registered in JAWZ registration statement of which this Prospectus is a part could adversely affect the price of the shares of common stock. As of December 15, 2000, there were 32,437,094 shares of JAWZ common stock outstanding. No prediction can be made as to the effect that future sales of shares of common stock, or the availability of shares of common stock for future sales, will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, or the perception that these sales could occur could adversely effect prevailing market prices for the common stock.

         The volatility of the stock markets could adversely affect our stock price

         Stock markets are subject to significant price and volume fluctuations which may be unrelated to the operating performance of particular companies and the market price of JAWZ common stock may frequently change. The market price of JAWZ common stock could also fluctuate substantially due to a variety of other factors, including: quarterly fluctuations in JAWZ results of operations, JAWZ' ability to meet analysts' expectations, adverse circumstances affecting the introduction of market acceptance of new products and services offered by JAWZ, announcements of new products and services by competitors, changes in the information technology environment, changes in earnings estimates by analysts, changes in accounting principles, sales of JAWZ common stock by existing holders and loss of key personnel.

         JAWZ does not anticipate paying dividends on its common stock in the foreseeable future

         JAWZ has generated minimal cash flow in the past and does not currently anticipate generating significant cash flows from operations in the near future. Therefore, JAWZ has not paid any dividends on its common stock to date and plans to retain earnings, if any, for the continued development and expansion of JAWZ' business operations. Accordingly, potential investors should not acquire shares of JAWZ common stock with the investment objective of receiving dividend income from JAWZ.

         An investment in JAWZ may be diluted

         JAWZ may issue a substantial number of shares of JAWZ common stock or preferred stock without investor approval. Any such issuance of JAWZ securities in the future could reduce an investor's ownership percentage and voting rights in JAWZ and further dilute the value of his or her investment.

         Penny Stock Rules limit the liquidity of JAWZ common stock

         JAWZ common stock has recently been included for quotation on the Nasdaq National Market System at a price between $1.00 and $2.50 per share, and, therefore, may now and in the future be subject to the penny stock rules under

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


the Exchange Act. These rules regulate broker-dealer practices for transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker dealer and salesperson compensation information, must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

         In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These additional penny stock disclosure requirements are burdensome and may reduce purchases of this offering and reduce the trading activity in the market for JAWZ common stock. As long as JAWZ common stock is subject to the penny stock rules, holders of JAWZ common stock may find it more difficult to sell their securities.

Risks Relating to the Business of JAWZ

         JAWZ' proceeds from available financing may not be sufficient to pursue its operating objectives

         Developing, manufacturing and marketing software and information security solutions and the plans of JAWZ for expansion of its operations, as mentioned above, will require significant amounts of capital. Because JAWZ has no significant internal revenues to finance its continuing operations and plans for expansion, JAWZ is dependent upon the proceeds from sales of JAWZ' securities to satisfy its capital and operating requirements. JAWZ believes that it has adequate financing to satisfy its capital and operating requirements through the end of 2000. Thereafter, JAWZ will have to arrange for additional financing, unless it can generate revenues from its products and services, to finance its manufacturing and marketing operations at a sufficient level. Financing options could include, but will not be limited to, additional sales of JAWZ' securities or an operating line of credit. JAWZ will need, and is considering, financing beyond this period including strategic partnerships, public or private equity and/or debt financing. No assurance can be given, however, that JAWZ will be able to obtain additional financing on terms acceptable to JAWZ, if at all. If JAWZ fails to obtain financing, or fails to obtain financing on terms favorable to JAWZ, JAWZ may be unable to continue to complete the commercialization of its products, or continue its current operations as presently conducted, if at all.

         JAWZ  and  its  subsidiaries  have  limited  operating   histories  and
         continued operating losses

         Generally, JAWZ and its subsidiaries have short operating histories, limited sales and insignificant operating revenues. For example, JAWZ Canada was incorporated on September 19, 1997, did not begin producing software until October 1997 and did not begin marketing software until May 1998.

         Because of JAWZ short operating history and limited sales, it faces all the risks and problems associated with a new business, including the existence of operating losses. For example, between the time of the incorporation of JAWZ and September 30, 2000, JAWZ has, on a consolidated basis, incurred cumulative losses of $28,042,866. JAWZ anticipates that losses will continue in the future unless it is able to produce revenue from sales of its software.


         JAWZ cannot be certain that the operations of Pace, Nucleus, GNS, 4Comm, BSI and BASI, that have been integrated into JAWZ Canada and JAWZ USA, can sustain profitability in any future period. Potential investors should be aware that JAWZ Canada and JAWZ USA operate in a new and rapidly evolving market and must respond to competitive developments, continue to upgrade and expand the services it offers and continue to attract, retain and motivate employees in order to maintain its profitability.


         JAWZ cannot predict future revenues and operating results of JAWZ Canada and JAWZ USA nor can it predict the operating expenses of JAWZ Canada and JAWZ USA based on previous results for a number of reasons including the factors described below. The revenues associated with a particular sale may vary significantly depending upon the number of products licensed by a client, the number of devices used by the client and the client's relative need for the services of JAWZ Canada and/or JAWZ USA. Large individual sales or even minor delays in customer orders can cause significant variation in licensing revenues and results of operations for a particular period. In addition, JAWZ expects each of JAWZ Canada and JAWZ USA to increasingly focus its efforts on the sale of enterprise-wide security solutions, including JAWZ Amalco's entire product suite and the related services of JAWZ Canada and JAWZ USA, as opposed to the sale of component products. As a result, JAWZ anticipates that each sale made by each of JAWZ Canada and JAWZ USA may require additional time and effort from sales staff. Further, JAWZ expects each of JAWZ Canada and JAWZ USA to expand upon the services it provides as well as its sales and marketing operations and to improve its internal operating and financial systems. Finally, to enhance the market share of each of JAWZ Canada and JAWZ USA and the services they offer, JAWZ intends to seek additional candidates for acquisition. As a result, spending levels for each of JAWZ Canada and JAWZ USA will be established by JAWZ based, in large part, on expected future revenues. If the revenues of any of JAWZ Canada and JAWZ USA and actual results in any future period fall below the expectations of JAWZ, the operating results of JAWZ will be adversely affected. Due to these factors, JAWZ anticipates



NY/318833.2
1/3/01                                  5
that the quarterly and annual revenues, expenses and operating results of each of JAWZ Canada and JAWZ USA will vary significantly in the future.

         JAWZ is a defendant in pending litigation which could have a material adverse effect on our business.

         On August 10, 2000, Bristol Asset Management LLC, an investor in JAWZ, filed a complaint against JAWZ and Robert Kubbernus in Los Angeles Superior Court. The complaint alleges breach of contract, fraud in the inducement, and breach of fiduciary duty and unfair competition (Cal. Bus. Code s. 17200) . On October 3, 2000, we filed an answer to the Complaint in the Los Angeles Superior Court in which we have denied substantially all of Bristol's material allegations and listed eighteen affirmative defenses. No assurance can be given that Bristol will not succeed in whole or in part on the claims made or that the damages, if any, associated with Bristol's claims will not have a material adverse effect on our operations and our financial position.

         If we cannot protect our copyright, trademark and patents pending, other companies could use our technology in competitive products. If we infringe on the copyrights, trademarks or patents of others, other companies could prevent us from developing or marketing our products.

         JAWZ' success depends upon, amongst other things, its proprietary encryption technology. We rely on a combination of contractual rights, copyright, trade secrets, know-how, trademarks, non-disclosure agreements and technical measures to establish and protect these rights. We cannot assure investors that we can protect our rights and prevent third parties from using or copying our technology or intellectual property.

         JAWZ does not presently own any patents or copyright registrations but it has filed a U.S. patent application for its data encryption algorithm L5, which is pending. However, there is no guarantee JAWZ will be successful and receive a patent.

         JAWZ believes that its technologies have been independently developed and that these technologies do not infringe on the proprietary rights or trade secrets of others. However, we cannot assure investors that it has not infringed on the technologies of third parties or that third parties will not make infringement violation claims against us. Any infringement claims against JAWZ may negatively effect JAWZ' ability to produce and sell software.

         International companies currently use all or a portion of the name "JAWZ" in connection with products or services in industries the same as and different from that of JAWZ. While JAWZ is attempting to qualify under a trademark its name throughout the U.S. and Canada, significant issues may be present as to the ability to widely use the name in connection with the products or services to be rendered by JAWZ.

         Recent acquisitions include inherent risks

         JAWZ  has recently acquired Pace,  Offsite,  Nucleus,  BSI, BASI, 4Comm and GNS, and substantially all of the assets of Secure Data Technologies Corporation ("SDTC") and JAWZ may acquire or invest in other businesses, technologies and product lines from time to time that are complementary to our business. These recent acquisitions are accompanied by the risks commonly encountered in these types of transactions, including, among others, the difficulty of assimilating the operations and personnel of the acquired businesses, the potential disruption of our ongoing business, the diversion of our management from our day-to-day operations, our ability to incorporate acquired technologies successfully into our products and services, the additional expense associated with amortization of acquired intangible assets, the potential impairment of our relationships with our employees, customers and strategic partners, our ability to retain key technical and managerial personnel of the acquired business and our ability to maintain uniform standards, controls, procedures and policies. We would also encounter these risks if we acquire or invest in the other businesses in the future. Because of these and other factors, the recent acquisitions and any future acquisitions, if consummated, could negatively impact our business, operating results and financial condition.

         JAWZ' business is in an early stage of market development and its success depends on market acceptance of its products and services

         JAWZ' success depends on whether or not our products and services are accepted in the marketplace. Investors should be aware that companies introducing new products into the market are subject to a high level of uncertainty and risk. Because the market for its software and services is new and evolving, JAWZ cannot predict the size and future growth rate, if any, of the market. JAWZ cannot assure investors that the market for its various products and services will develop or that demand for these products and services will emerge or become economically sustainable. Market acceptance of its products and services depends on its ability to establish brand images and reputations for high quality and to differentiate their products and services from competitors. There can be no assurance that the products and services will be perceived as being of high quality or better than products and services of others, or that JAWZ will be successful in establishing their brand image. Additionally, the management teams of JAWZ has no experience manufacturing or marketing software or providing services on a large scale. This lack of experience could result in JAWZ' failure to commercialize and sell its products and services.

         JAWZ may not be able to continue to compete in its rapidly changing industry



NY/318833.2
1/3/01                                  6

         Rapid changes in technology pose significant risks to JAWZ that it cannot either control or influence the forces behind these changes. In addition to emerging competition, evolving requirements and needs of clients and the extent to which hackers and others seek to compromise secure systems, JAWZ must adapt to changing computer hardware and software standards as well as to frequent introductions of new products and enhancements to existing products. The success of JAWZ will depend on its ability to create, develop, adapt and improve information technology solutions in response to these and other changes.

         JAWZ cannot assure investors that it will be able to successfully identify new opportunities and develop and bring new products and services to market in a timely manner, nor can JAWZ guarantee investors that products and services developed by its competitors will not make JAWZ products and services noncompetitive or obsolete. Further, the techniques used by hackers to compromise the security of networks and intranets are constantly evolving and are increasingly sophisticated. Because new hacking techniques are usually not recognized until utilized against one or more targets, JAWZ is not able to anticipate such techniques. To the extent that new hacking techniques result in the compromise of JAWZ security systems, affected clients may believe that JAWZ products and services are ineffective and may affect JAWZ business, operating results and financial condition.

         Because JAWZ products and services involve complex technology, major new products and product enhancements require a long time to develop and test before going to market. JAWZ cannot assure investors that it will have the capital resources or the ability to implement any new technology or service. In addition, because it is difficult to estimate the amount of time which is required to develop new products and product enhancements, JAWZ has had to delay the scheduled introduction of new and enhanced products in the past and JAWZ may have to delay the introduction of new products, enhancements and services in the future. Any failure by JAWZ to timely develop and introduce new products and services or enhance current products and services could adversely affect JAWZ business, operating results and financial condition.

         Further, the market for network security monitoring, detection and response solutions is intensely competitive and Pace expects competition to increase in the future. JAWZ cannot guarantee that each of JAWZ Canada and JAWZ USA will compete successfully against current or potential competitors, especially those with significantly greater financial resources or brand name recognition. Increased competition may result in price reductions, reduced gross margins and loss of market share for JAWZ Canada and JAWZ USA.

         The competitors of JAWZ Canada and JAWZ US generally fall within one of the following four categories:

(a)      internal  information   technology  departments  of  clients  and   the
         consulting firms that assist them in formulating security systems;

(b)      relatively   small  software  companies  offering   relatively  limited
         applications  for  network and internet  security;

(c) large companies that currently sell competitive products and services as well as other large software companies that have the technical capability and resources to develop competitive products; and

(d) software or hardware companies that could integrate features that are similar to the products of JAWZ Canada into their own products.

         Mergers or consolidations between these competitors, or acquisitions of small competitors by larger companies, would make these combined entities more formidable competitors to JAWZ Canada and JAWZ USA. Large companies may have advantages over each of JAWZ Canada and JAWZ USA because of their longer operating histories, greater name recognition, larger customer bases or greater financial, technical and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. These companies can also devote greater resources than JAWZ Canada and JAWZ USA to the promotion and sale of their products.

         Potential liabilities could arise in JAWZ' future based on product defects

         Many of our customers use our products and services for critical functions of monitoring and enhancing network security. As a result, JAWZ risks product liability and related claims for products and services if it does not adequately perform this function. JAWZ typically seeks to limit liability for special, consequential or incidental damages in their licensing agreements but these provisions may not in all cases be enforceable under applicable laws. A product liability claim, to the extent not covered by insurance, could adversely affect JAWZ business, operating results and financial condition.

         In addition, complex software products, like those we develop, may contain undetected "bugs" that, despite testing, are discovered only after installation and use by clients. These bugs could result in adverse publicity, loss of or delay in market acceptance or claims by clients against JAWZ, any of which could be very damaging to JAWZ business, operating results and financial condition. Clients who deploy or use products improperly or incompletely may experience

NY/318833.2
1/3/01                                  7
temporary disruptions to their computer networking systems, which could damage the JAWZ' reputation and its relationship with clients. Current products may not be error-free and it is extremely doubtful that the future products of JAWZ will be error-free. Furthermore, computers are manufactured in a variety of different configurations with different operating systems, like Windows, Unix, Macintosh and OS/2, and embedded software. As a result, it is very difficult to comprehensively test software products for programming or compatibility errors. Errors in the performance of JAWZ products, whether due to design or their compatibility with products of other companies, could hinder the acceptance of these products, and thus JAWZ' ability to implement those products.

         JAWZ' marketing strategies may not be successful

         JAWZ expects to derive some of their sales revenue through independent third parties who will either resell or use JAWZ' products to enhance their own products. JAWZ is unable to determine how successful these providers will be in selling JAWZ' software. Furthermore, JAWZ does not have any history or experience in establishing or maintaining this third party support, and there can be no assurance that we will be able to successfully support reseller networks. If we are unable to provide this support, we may lose resellers and, consequently, distribution of our products would be adversely affected. Additionally, most resellers will offer competitive products manufactured by third parties. There can be no assurance that resellers will give priority to JAWZ' products and services over competitors' products and services. Finally, if JAWZ is unable to support a reseller, we will need to attract additional or replacement resellers to sell JAWZ' products and services. There can be no assurance that JAWZ will be able to attract a sufficient number of additional or replacement resellers in order to assure that our products and services will be successfully marketed and distributed at a profit or that the additional or replacement resellers will be successful in selling our products and services.

         JAWZ' expansion of production and distribution capacities may not be successful

         JAWZ must increase its software production capacity and expand its marketing network to sell its software before it will have a chance to compete in the marketplace. Increasing JAWZ manufacturing, service and marketing capacity will involve hiring additional personnel, purchasing additional manufacturing equipment and spending significant funds on advertising. The foregoing will require significant capital expenditures, which will most likely increase JAWZ' operating losses for an indefinite period of time. JAWZ' expansion plans will also place a great deal of strain on its management team, most of whom have not had experience managing large complex business operations. JAWZ cannot guarantee that it will be able to expand its software production, service and marketing capabilities as planned. If any of these obstacles prevent JAWZ from expanding its software production, service and marketing business, JAWZ may be forced to terminate its operations.

         Although direct sales have accounted for JAWZ' revenues in 1999, JAWZ' future performance will depend, in part, upon its ability to attract new partners and develop additional distribution channels to effectively market and support its services and the products of JAWZ. JAWZ cannot guarantee that it will be able to attract these partners or develop additional distribution channels.

         Due to the rapidly changing nature of the information security industry and the size of our company, we depend on key personnel at all levels

         JAWZ depends on the efforts of its management team. Even though JAWZ has employment agreements with Messrs. Kubbernus, Mamdani, Labrinos, Surbey and Cumming and Minhas, it cannot guarantee that these persons will continue their employment. Each of these members of JAWZ management team has entered into an employment agreement with JAWZ, pursuant to which, in each case, the term of employment extends until the earlier of (i) the date specified by the executive officer in a notice of voluntary termination delivered by the executive officer to JAWZ; provided that the notice shall not be effective until at least ten (10) days after delivery thereof, (ii) the date the executive officer is terminated by JAWZ for "just cause" (as defined in the employment agreement), or (iii) with respect to termination other than for "just cause," the date which is determined by providing the executive officer with one month's notice for each full year of completed service commencing on the date JAWZ provides the executive officer with a notice of termination. The loss of the services of one or more of the key people may have a negative effect on JAWZ' ability to conduct its operations.

         JAWZ' success also depends on its ability to attract and retain highly qualified engineers, managers, marketers and sales and service personnel. The competition for employees at all levels of the information security industry, especially those with experience in the relatively new discipline of security software, is increasingly intense and JAWZ cannot assure that it will be able to hire or retain necessary personnel.

         Risks  associated  with  the  authorization  of   preferred  stock  and
         possible takeover effects

         The board of directors of JAWZ is authorized to create and issue shares of preferred stock without the approval of JAWZ' shareholders. Any preferred stock that the board of directors of JAWZ creates and issues could negatively affect the voting power or other rights of holders of shares of JAWZ common stock. Also, the board of directors of JAWZ may create preferred stock which could be used to prevent a third party from taking control of JAWZ.

         Internet networks may not become widely adopted, limiting the market for JAWZ' products

         In order for us to be successful, internet networks must be widely adopted as a means of trusted and secure communications and commerce within an adequate time frame. Because trusted and secure communications and commerce over internet networks is new and evolving, it is difficult to predict with any assurance the size of this market and its growth rate, if any. To date, many businesses and consumers have been deterred from utilizing internet networks for a number of reasons, including, but not limited to, potentially inadequate development of network infrastructure, security concerns, inconsistent quality of service, lack of availability of cost-effective, high-speed service, limited numbers of local access points for corporate users, inability to integrate business applications on internet networks, the need to interoperate with multiple and frequently incompatible products, inadequate protection of the confidentiality of stored data and information moving across internet networks and a lack of tools to simplify access to and use of internet networks. The adoption of internet networks, for trusted and secure communications and commerce, particularly by individuals and entities that historically have relied upon traditional means of communications and commerce, will require a broad acceptance of new methods of conducting business and exchanging information. Companies and government agencies that already have invested substantial resources in other methods of conducting business may be reluctant to adopt a new strategy that may limit or compete with their existing efforts. Furthermore, individuals with established patterns of purchasing goods and services and effecting payments may be reluctant to alter those patterns. There can be no assurance that internet networks will be widely adopted or adopted by enough people to make our products successful.

         The use of internet networks for trusted and secure communications and commerce may not increase or may increase more slowly than expected because the infrastructure required to support widespread trusted and secure communications and commerce on these networks may not develop. For example, the internet has experienced, and may continue to experience, significant growth in its number of users and amount of traffic. There can be no assurance that the internet infrastructure will continue to support the demands placed on it by this continued growth or that the performance or reliability of the internet will not be adversely affected by this continued growth. In addition, internet networks could lose their viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity or due to increased governmental regulation. Changes in or insufficient availability of communications services to support internet networks could result in slower response times and also adversely affect usage of internet networks. If the market for trusted and secure communications and commerce over internet networks fails to develop or develops more slowly than expected, or if the internet infrastructure does not adequately support any continued growth, our business, operating results and financial condition would be adversely affected.

         Fluctuations in the exchange rate could adversely affect JAWZ because some of its operating subsidiariesare located in Canada

         JAWZ' operating currency for its Canadian subsidiaries is Canadian dollars, while its reporting currency is in United States dollars. Any change in the value of the United States dollar against the Canadian dollar will affect our Canadian dollar revenues and earnings when translated into United States dollars. No assurance can be given that a fluctuation in the value of the Canadian dollar against the United States dollar will not negatively impact JAWZ' reported revenue and earnings.


NY/318833.2
1/3/01

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         This prospectus includes forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or the negative of those words or other comparable terminology. Forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the inability to successfully develop and commercialize products, the JAWZ' limited operating history and continuing operating losses, recent and potential development strategic alliances, the JAWZ' liquidity and capital resources, systems failures, technological changes, volatility of securities markets, government regulations, and economic conditions and competition in the geographic and the business areas where we conduct our operations. For a discussion of the factors that could cause actual results to differ from projected results, please see the discussion under "Risk Factors" contained in this prospectus and in other information contained in our publicly available SEC filings and press releases.


NY/318833.2
1/3/01

                                 USE OF PROCEEDS

         JAWZ will not receive any proceeds from the sales of common stock by the selling stockholders pursuant to this prospectus.

                              SELLING STOCKHOLDERS

         The following table sets forth information with respect to the amount of common stock held by each selling stockholder as of the date of this prospectus and the shares being offered by the selling stockholders. The table indicates the nature of any position, office or other material relationship that the selling stockholder has had within the past three years with JAWZ or any of its predecessors or affiliates.

         This prospectus relates, in part, to the offer and sale by the selling stockholders of up to 18,748,745 shares of common stock which are owned, or are issuable upon the exercise of warrants owned by, the selling stockholders listed in the "Selling Stockholders" section of this prospectus.

         In addition, in connection with our prior acquisitions of Pace, Offsite, General Network Services, 4Comm and Betach, we have prepared this prospectus to register under the Securities Act for the issuance of 6,436,117 shares of our common stock issuable upon the exchange of exchangeable shares of our subsidiaries JAC and JACC.

         The selling stockholders may offer from time to time all or part of these shares of common stock covered by this prospectus. Information with respect to shares owned beneficially after this offering assumes the sale of all of the shares offered and no other purchases or sales of common stock.



NY/318833.2
1/3/01                                  10




                                    Number of
                                    Shares of                       Total
                                      Common       Number of      Number of                     Number of                Percentage
                                    Stock, not      Shares        Shares of                     Shares to be  Number of   to be
                                    including     Represented      Common      Percentage      Offered for    Shares to Beneficially
                                    Warrants,     by Warrants      Stock      Beneficially      the Account   be Owned    Owned
                                   Beneficially   Beneficially   Beneficially  Owned Before  of the Selling  after this after this
                                      Owned          Owned          Owned       Offering      Stockholder     Offering    Offering
                                   ------------   ------------   ------------  ---------      -----------     --------    --------
BPI Canadian Small Companies
Fund..............................             0      117,647.5    117,647.5             *    117,647.5           0           *
Interward Capital Corporation.....             0         20,000       20,000             *       20,000           0           *
Rockhaven Holdings Ltd............        20,000         10,000       30,000             *       30,000           0           *
YMG Capital Management Inc........             0         23,529       23,529             *       23,529           0           *
Acuity Investment Management
Inc**.............................        75,000        235,295      310,295             *      310,295           0           *
Beluga NV.........................             0      117,647.5    117,647.5             *    117,647.5           0           *
Pinetree Capital Corp.............             0         20,000       20,000             *       20,000           0           *
Fallingbrook Investments Ltd......             0       17,647.5     17,647.5             *     17,647.5           0           *
Glentel Inc***....................       700,000        934,000    1,634,000         4.90%    1,634,000           0           0
Kehler International Equities (1990)
Inc...............................             0         11,765       11,765             *       11,765           0           *
Jean Gevaert......................        47,060         23,530       70,590             *       70,590           0           *
Murdoch & Co......................             0        137,500      137,500             *      137,500           0           *
Royal Trust Corp. of Canada
ITF2363129003.....................             0      117,647.5    117,647.5             *    116,747.5           0           *
Bristol Asset Management, LLC****.             0        850,000      850,000         2.55%      850,000           0          *
Thomas E. Skidmore................        69,000         57,546      126,546             *      126,546           0           *
A. Allan Skidmore.................             0         57,546       57,546             *       57,546           0           *
Arthur Skidmore...................             0          8,340        8,340             *        8,340           0           *
Brian Skidmore....................             0          6,255        6,255             *        6,255           0           *
Cary Skidmore.....................             0          8,340        8,340             *        8,340           0           *
Garry Skidmore....................             0          6,255        6,255             *        6,255           0           *
Beverly Droulis...................             0            417          417             *          417           0           *
Margrit Hartman...................             0          7,506        7,506             *        7,506           0           *
Margaret Alexis Kennedy...........             0          7,089        7,089             *        7,089           0           *
Suzanne Lowndes...................             0          7,506        7,506             *        7,506           0           *
Thomson Kernaghan & Co.
Limited***........................     1,952,293        276,466    2,228,759         6.82%    2,228,759           0           0
Third Point Partners LP...........             0       53,676.5     53,676.5             *     53,676.5           0           *
Third Point Offshore Fund Ltd.....             0         29,985       29,985             *       29,985           0           *
Points West International
Investments Ltd...................             0       17,326.5     17,326.5             *     17,326.5           0           *
Bonzai Partners LP................             0         13,393       13,393             *       13,393           0           *
Bonzai Offshore Fund Ltd..........             0        3,266.5      3,226.5             *      3,226.5           0           *
CALP II LP, c/o Forum Fund
Services..........................     1,235,295      4,625,807    5,861,102        15.82%    5,861,102           0           *
David Schecter....................        47,059       23,529.5     70,588.5             *     70,588.5           0           *
Kruco Inc. .......................             0         11,765       11,765             *       11,765           0           *
Michael Pluscanskas...............        55,447              0       55,447             *       55,447           0           *
Tyson Macaulay....................        55,447              0       55,447             *       55,447           0           *
Strong River  Investments, Inc.*****   1,328,088      1,240,557    2,568,645         7.63%    2,568,645           0           *
Bay Harbor Investments, Inc.*****      1,328,088      1,240,557    2,568,645         7.63%    2,568,645           0           *



*        Less than 1%.

** Acuity Investment Management Inc. is the record holder of all 75,000 shares. Acuity Investment Management Inc. disclaims beneficial ownership for all 75,000 shares of common stock listed above. Acuity Investment Management Inc. purchased these shares of common stock at the direction of the Bank of Nova Scotia Custodian for a/c #382 308.

*** The relationship of Glentel Inc. and Thomson Kernaghan & Co. Limited, in each case, with JAWZ is described under the caption, "Certain Relationships and Related Transactions" in this prospectus. 65.2% of the outstanding shares of Glentel Inc. are controlled by TLG International, Inc. Arthur Skidmore is the natural person with sole or shared voting and investment power over the shares



NY/318833.2
1/3/01                                  11
         held of record by Glentel Inc. through TLG International, Inc. Mr. Mark Valentine owns 25% of Thomson Kernaghan & Co. Limited and is the natural person with sole or shared voting and investment power over the shares held by Thomson Kernaghan & Co. Limited.


**** Paul Kessler is the natural person with 100% of the voting and investment control over the shares held by Bristol Asset Management, LLC.

***** Of the 2,568,645 shares, (a) 400,000 shares were issued by the Company on June 22, 2000, (b) 200,000 shares were issued by the Company on July 17, 2000, (c) 728,088 shares were issued on November 27, 2000,
         (d) 120,000 shares are issuable upon the exercise of warrants granted on June 22, 2000, and (e) up to an additional 1,120,557 shares are issuable upon the exercise of warrants, subject to certain adjustments (the "Adjustable Warrant"). For purposes of calculating the number of shares issuable upon exercise of the Adjustable Warrants, the Company determined the number of shares of common stock which would have been issuable pursuant to the Adjustable Warrant assuming the market price for shares of the Company's common stock was equal to 50% of the closing bid price on June 21, 2000 (the business day immediately preceding the initial closing date in connection with the private placement transaction in connection with the Adjustable Warrant was issued by the Company). Enright Investment Management Corp., of which Mr. Avi Vigder is managing director, has voting and investment power over the shares beneficially owned by Bay Harbor Investments, Inc. and Strong River Investments, Inc.

+ the information contained in this table reflects "beneficial" ownership of common stock within the meaning of Rule 13d-3 under the Exchange Act. On November 28, 2000, JAWZ had 32,461,265 shares of common stock outstanding. Beneficial ownership information reflected in the table includes shares issuable upon the exercise of outstanding warrants issued by JAWZ.


NY/318833.2
1/3/01                                  12

                              PLAN OF DISTRIBUTION

         Of the shares of common stock included in this prospectus, 18,748,745 shares are owned by, or are issuable upon the exercise of warrants owned by, the selling stockholders.

         As used in the rest of this section of the prospectus, the term "selling stockholders" includes the named selling stockholders and any of their pledgees, donees, transferees or other successors in interest selling shares received from a named selling stockholder after the date of this prospectus.

         The selling stockholders may offer and sell, from time to time, some or all of the shares of common stock registered hereby. We have advised the selling stockholders that Regulation M under the Exchange Act may apply to the activities of the selling stockholders or broker-dealers in connection therewith. We will pay all costs, expenses and fees in connection with the registration of the shares including fees and disbursements of counsel to the selling stockholders.

         In addition, in connection with our prior acquisition of Pace Systems Group Inc., Offsite Data Systems Ltd. , General Network Services Inc., 4Comm.Com Inc., Betach Systems Inc., and Betach Advanced Solutions Inc., we have prepared this prospectus to register under the Securities Act for the issuance of 6,436,117 shares of our common stock issuable upon the exchange of exchangeable shares of our subsidiaries JAC and JACC. The shares of common stock attributable to these prior acquisitions are as follows:

         o 4,190,234 shares to allow the former shareholders and warrantholders of Offsite to acquire shares of our common stock upon their exchange of exchangeable shares of our subsidiary JAC,

         o 1,731,932 shares to allow the former shareholders of Pace (now shareholders of JACC) to acquire shares of our common stock upon their exchange of exchangeable shares of our subsidiary JACC;

         o 140,618 shares to allow the former shareholders of 4Comm to acquire shares of our common stock upon their exchange of exchangeable shares of our subsidiary JACC; and

         o 373,333 shares to allow the former shareholders of Betach to acquire shares of our common stock upon their exchange of exchangeable shares of JACC.

         The shares may be sold by or for the account of the selling stockholders from time to time in transactions included for quotation on the Nasdaq National Market or otherwise. These sales may be at fixed prices or prices that may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. The shares may be sold by means of one or more of the following methods:

   o in a block trade in which a broker-dealer will attempt to sell a block of shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

   o     purchases  by  a   broker-dealer   as  principal  and  resale  by  that
         broker-dealer for its account pursuant to this prospectus;

   o on markets where our common stock is traded or in an exchange distribution in accordance with the rules of the exchange;

   o     through broker-dealers, that may act as agents or principals;

   o broker-dealers may agree with the Selling Stockholders to sell a specified number of these shares at a stipulated price per share;

   o in connection with the loan or pledge of shares to a broker-dealer, and the sale of the shares so loaned or the sale of the shares so pledged upon a default;

   o     in  connection  with  put  or  call  option   transactions,   in  hedge
         transactions, and in settlement of other transactions in standardized or over-the-counter options;

   o     through  short  sales of the  shares  by the  selling  stockholders  or
         counterparties   to  those   transactions,   in  privately   negotiated
         transactions;

   o in any combination of the above. In addition, any of the shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 promulgated under the Securities Act rather than pursuant to this prospectus; or

   o     any other method permitted pursuant to applicable law.

         In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.
Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The broker-dealer transactions may include:

   o purchases of the shares by a broker-dealer as principal and resales of the shares by the broker-dealer for its account pursuant to this prospectus;

   o     ordinary brokerage transactions; or

   o     transactions in which the broker-dealer solicits purchasers.

If a material arrangement with any broker-dealer or other agent is entered into for the sale of any shares of common stock through a block trade, special offering, exchange distribution, secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if necessary, pursuant to Rule 424(b) under the Securities Act disclosing the material terms and conditions of these arrangements.

The selling stockholders and any broker-dealers or agents participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by the selling stockholders and any commissions received by a broker-dealer or agents, acting in this capacity, may be deemed to be underwriting commissions under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act.

Certain of the Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Stockholders.



<NY/318833.2
1/3/01                                  13

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP.

                                    EXPERTS

         The financial statements audited by Ernst & Young, LLP have been herein incorporated by reference in reliance on their report given on their authority as experts in accounting and auditing and herein incorporated by reference.

         PricewaterhouseCoopers LLP, independent accountants, have audited Offsite's financial statements at and for the periods ended June 30, 1999 and 1998, as set forth in their report herein incorporated by reference. We have herein incorporated by reference these financial statements and notes thereto in reliance on such report given on the authority of that firm as experts in accounting and auditing.

         Klayman & Korman, LLC, independent accountants, have audited Nucleus' financial statements at and for the periods ended December 31, 1999, 1998 and 1997 as set forth in their report herein incorporated by reference. We have herein incorporated by reference these financial statements and the notes thereto in reliance on such report given on the authority of that Firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy all or any portion of any document that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500-West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statement, are also available to you on the SEC's Web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on March 24, 2000 (SEC File No. 001-12002);

         o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the SEC on May 15, 2000;

         o Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the SEC on August 14, 2000;

         o Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the SEC on November 14, 2000;

         o Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 22, 2000;

         o Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2000;

         o Our Amended Current Report on Form 8-K filed with the Commission on January 18, 2000;

         o Our Amended Current Report on Form 8-K filed with the Commission on February 25, 2000;

         o Our Amended Current Report on Form 8-K filed with the Commission on April 13, 2000;

         o Our Current Report on Form 8-K filed with the Commission on May 5, 2000;

         o Our Amended Current Report on Form 8-K filed with the Commission on June 16, 2000;

         o Our Current Report on Form 8-K filed with the Commission on September 11, 2000;

         o Our Current Report on Form 8-K filed with the Commission on September 18, 2000; and

         o Our Current Report on Form 8-K filed with the Commission on November 1, 2000.


         You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:



NY/318833.2
1/3/01                                  14

                        Ian H. Kennedy, Corporate Counsel
                                    JAWZ INC.
                           400, 630 - 8th Avenue S.W.,
                            Calgary, Alberta T2P 1G8
              Telephone requests may be directed to (403) 508-5055

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

         Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the registration statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.



NY/318833.2
1/3/01                                  15

-----------------------------------------    -----------------------------------

We   have  not authorized  any   dealer,
salesperson or other person to give  you
written  information  other  than   this
prospectus or to make representation  as            ----------------------
to matters notstated in this prospectus.
You  must  not  rely  on    unauthorized
information.  This  prospectus is not an                    25,184,862
offer  to  sell these securities or  our
solicitation of  your offer  to buy  the
securities  in  any  jurisdiction  where
that would  not  be  permitted or legal.
Neither  the delivery of this prospectus
nor any sales made  hereunder  after the
date of this prospectus shall create  an                    JAWZ Inc.
implication     that    the  information
contained  herein or the affairs of JAWZ
Inc.   have  not changed  since the date
hereof.
                                                            Prospectus
        TABLE OF CONTENTS

                                    Page
                                    ----
Prospectus Summary.............       2
Risk Factors...................       4                  January __, 2001
Use of Proceeds................      10
Selling Stockholders.. ........      10
Plan of Distribution...........      13              ----------------------
Legal Matters..................      14
Experts........................      14
Where you can find Additional
   Information.................      14

-----------------------------------------    -----------------------------------



NY/318833.2
1/3/01

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts or commissions) are estimated as set forth below:

               SEC Registration Fee US$................ $ 22,658
               Accounting Fees and Expenses............ $ 75,000
               Legal Fees and Expenses................. $100,000
               Printing expenses....................... $ 10,000
               Miscellaneous........................... $  5,000
                                                        --------
               TOTAL                                    $212,658
                                                        ========

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware provides that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.

Section 6.01 of the Company's Bylaws provides that the Company shall indemnify, to the fullest extent permissible by applicable law, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in an action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or executive officer of the corporation, is or was serving at the request of the corporation as a director or executive officer of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including services with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee.

Section 6.06 of the Company's bylaws also permits the Company to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such persons status as such, whether or not the Company would have the power to indemnify such person against such liability under the foregoing provisions of the bylaws.

Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, and controlling persons, JAWZ is aware that, in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Securities Act and is unenforceable.

ITEM 16. EXHIBITS

4.1*     Investment  Agreement by and between JAWS Technologies,  Inc., a Nevada corporation, and Bristol Asset management LLC, dated August 27, 1998 and letter of termination.

4.2*     Debenture Acquisition Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Thomson Kernaghan & Co. Limited, dated September 25, 1998.

4.3*     Amendment No. 1 to Debenture Purchase Agreement by and between JAWZ and
Thomson Kernaghan, dated April 27, 1999.



NY/318833.2
1/3/01                                  II-1

4.4*     Warrant  to  purchase   1,000,000   shares  of  common  stock  of  JAWS
Technologies, Inc., a Nevada corporation, issued to Bristol Asset Management LLC, dated April 20, 1999.

4.5*     Form of  Warrant to  purchase  834,000  shares of common  stock of JAWS
Technologies, Inc., a Nevada corporation, issued to Glentel Inc., dated June 21, 1999.

4.6*     Schedule  of Warrant  holders  which  received  the Form of Warrant set forth in 4.5 above.

4.7*     Form of Warrant issued by JAWZ in connection with the Private Placement
Transaction.

4.8*     Schedule  of Warrant  holders  which  received  the Form of Warrant set forth in 4.7 above.

4.9*     Warrant  to   purchase   217,642   shares  of  common   stock  of  JAWS
Technologies, Inc., a Nevada corporation, issued to Thomson Kernaghan & Co. Limited, dated December 31, 1999.

4.10* Certificate of the Designation, Voting Power, Preference and Relative , Participating, optional and other Special Rights and Qualifications, Limitations or Restrictions of the Special Series & Preferred Voting Stock of JAWS Technologies, Inc., dated November 30, 1999.

4.11*    Incentive  and  Non-Qualified  Stock Option Plan of JAWS  Technologies,
Inc., a Nevada corporation.

4.12*    Placement  Agency Agreement by and between JAWS  Technologies,  Inc., a
Nevada  corporation,  and Thomson  Kernaghan & Co.  Limited,  dated December 31,
1999.

4.13*    Placement  Agency Agreement by and between JAWS  Technologies,  Inc., a
Nevada  corporation,  and Thomson  Kernaghan & Co.  Limited,  dated February 15,
2000.

4.14*    Placement  Agency Agreement by and between JAWS  Technologies,  Inc., a
Nevada corporation, and SmallCaps Online LLC, dated February 15, 2000.

4.15* Form of Subscription Agreement to purchase 235,295 Units of JAWS Technologies, Inc., a Nevada corporation, by and between JAWS Technologies, Inc., a Nevada corporation, and BPI Canadian Small Companies Fund, dated December 20, 1999.

4.16*** Schedule of Subscribers that purchased subscriptions pursuant to the Form of Subscription Agreement set forth above in 4.15.

4.17*** Form of Warrant to purchase up to 120,000 shares of common stock of JAWS Technologies, Inc., dated June 22, 2000.

4.18*** Form of Warrant to purchase that number of shares of common stock of JAWS Technologies, Inc. as calculated pursuant to Section 3 thereto, dated June 22, 2000.

4.19*** Schedule of Warrant holders which received the form of Warrant set forth in 4.17 and 4.18 above: (1) Strong River Investments, Inc.; (2) Bay Harbor Investments, Inc.

5.1****  Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1*    Consent of Lionel Sawyer & Collins LLP (included in exhibit 5.1).

23.2 Consent of Ernst & Young LLP. ( JAWZ Inc., Pace Systems Group Inc., 4Comm.com and Betach Systems Inc.).

23.3     Consent of PricewaterhouseCoopers LLP (Offsite Data Services Ltd.).



NY/318833.2
1/3/01                                  II-2

23.4     Consent of Klayman & Korman, LLC

23.5     Consent of Paul,  Hastings,  Janofsky & Walker LLP (included in exhibit
5.1).

 27.1    Financial Data Schedule.

 __________________

*        Previously filed in JAWZ' registration  statement on Form S-1 (File No.
333-30406), filed with the Securities and Exchange Commission on February 14, 2000.

**       Previously filed in JAWZ' registration  statement on Form S-1 (File No.
333-38088), filed with the Securities and Exchange Commission on May 30, 2000.

***      Previously  filed in JAWZ'  registration  statement on Form S-1/A (File
No. 333-30406), filed with the Securities and Exchange Commission on July 13, 2000.

****     Previously  filed in JAWZ'  registration  statement on Form S-1/A (File
No. 333-50532), filed with the Securities and Exchange Commission on December 14, 2000.



NY/318833.2
1/3/01                                  II-3

ITEM 17.          UNDERTAKINGS

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions described above in Item 15, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)      The undersigned Registrant hereby undertakes:


         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) For purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.



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1/3/01                                  II-4

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on January 9, 2001.

                           JAWZ  INC.
                           By:  /s/ Robert J. Kubbernus
                                -----------------------
                           Name:   Robert J. Kubbernus
                           Title:  Chairman of the Board, Chief Executive
                                   Officer and President
                           (Principal Executive Officer)


                               POWER OF ATTORNEY

Each person signing below also hereby appoints Robert J. Kubbernus and Riaz Mamdani, and each of them singly, with full power of substitution, his lawful attorney-in-fact, with full power to execute and file any amendments to the registration statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities indicated and on the dates indicated.


       Signatures                      Title                    Date
       ----------                     ------                    -----

/s/Robert J. Kubbernus     Chairman of the Board, Chief       January 9, 2001
----------------------
Robert J. Kubbernus        Executive Officer, President
                           and Director (Principal
                           Executive Officer)
*/s/ Riaz Mamdani          Chief Financial Officer and        January 9, 2001
-----------------
Riaz Mamdani               Director (Principal Financial
                           Officer and Principal
                           Accounting Officer)
        *                  Director                           January 9, 2001
----------------
Julia L. Johnson

        *                  Director                           January 9, 2001
----------------
Arthur Wong

        *                  Director                           January 9, 2001
------------------
John S. Burns

        *                  Director                           January 9, 2001
------------------
James Canton


*/s/ Riaz Mamdani          Chief Financial Officer and        January 9, 2001
-----------------
Riaz Mamdani               Director (Principal Financial
Attorney-In-Fact           Officer and Principal
                           Accounting Officer)



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1/3/01                                  S-1

                                  EXHIBIT INDEX

4.1*     Investment  Agreement by and between JAWS Technologies,  Inc., a Nevada corporation, and Bristol Asset management LLC, dated August 27, 1998 and letter of termination.

4.2*     Debenture Acquisition Agreement by and between JAWS Technologies, Inc., a Nevada corporation, and Thomson Kernaghan & Co. Limited, dated September 25, 1998.

4.3*     Amendment No. 1 to Debenture Purchase Agreement by and between JAWZ and
Thomson Kernaghan, dated April 27, 1999.

4.4*     Warrant  to  purchase   1,000,000   shares  of  common  stock  of  JAWS
Technologies, Inc., a Nevada corporation, issued to Bristol Asset Management LLC, dated April 20, 1999.

4.5*     Form of  Warrant to  purchase  834,000  shares of common  stock of JAWS
Technologies, Inc., a Nevada corporation, issued to Glentel Inc., dated June 21, 1999.

4.6*     Schedule  of Warrant  holders  which  received  the Form of Warrant set forth in 4.5 above.

4.7*     Form of Warrant issued by JAWZ in connection with the Private Placement
Transaction.

4.8*     Schedule  of Warrant  holders  which  received  the Form of Warrant set forth in 4.7 above.

4.9*     Warrant  to   purchase   217,642   shares  of  common   stock  of  JAWS
Technologies, Inc., a Nevada corporation, issued to Thomson Kernaghan & Co. Limited, dated December 31, 1999.

4.10* Certificate of the Designation, Voting Power, Preference and Relative , Participating, optional and other Special Rights and Qualifications, Limitations or Restrictions of the Special Series & Preferred Voting Stock of JAWS Technologies, Inc., dated November 30, 1999.

4.11*    Incentive  and  Non-Qualified  Stock Option Plan of JAWS  Technologies,
Inc., a Nevada corporation.

4.12*    Placement  Agency Agreement by and between JAWS  Technologies,  Inc., a
Nevada  corporation,  and Thomson  Kernaghan & Co.  Limited,  dated December 31,
1999.

4.13*    Placement  Agency Agreement by and between JAWS  Technologies,  Inc., a
Nevada  corporation,  and Thomson  Kernaghan & Co.  Limited,  dated February 15,
2000.

4.14*    Placement  Agency Agreement by and between JAWS  Technologies,  Inc., a
Nevada corporation, and SmallCaps Online LLC, dated February 15, 2000.

4.15* Form of Subscription Agreement to purchase 235,295 Units of JAWS Technologies, Inc., a Nevada corporation, by and between JAWS Technologies, Inc., a Nevada corporation, and BPI Canadian Small Companies Fund, dated December 20, 1999.

4.16*** Schedule of Subscribers that purchased subscriptions pursuant to the Form of Subscription Agreement set forth above in 4.15.

4.17*** Form of Warrant to purchase up to 120,000 shares of common stock of JAWS Technologies, Inc., dated June 22, 2000.

4.18*** Form of Warrant to purchase that number of shares of common stock of JAWS Technologies, Inc. as calculated pursuant to Section 3 thereto, dated June 22, 2000.

4.19*** Schedule of Warrant holders which received the form of Warrant set forth in 4.17 and 4.18 above: (1) Strong River Investments, Inc.; (2) Bay Harbor Investments, Inc.

5.1****  Opinion of Paul, Hastings, Janofsky & Walker LLP.



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



23.1**   Consent of Lionel Sawyer & Collins LLP (included in exhibit 5.1).

23.2 Consent of Ernst & Young LLP. (JAWZ Inc., Pace Systems Group Inc., JAWZ Inc., Pace Systems Group Inc., 4Comm.com and Betach Systems Inc.

23.3     Consent of PricewaterhouseCoopers LLP (Offsite Data Services Ltd.).

23.4     Consent of Klayman & Korman, LLC

23.5     Consent of Paul,  Hastings,  Janofsky & Walker LLP (included in exhibit
5.1).

27.1     Financial Data Schedule.

_________________

*        Previously filed in JAWZ' registration  statement on Form S-1 (File No.
333-30406), filed with the Securities and Exchange Commission on February 14, 2000.

**       Previously filed in JAWZ'' registration statement on Form S-1 (File No.
333-38088), filed with the Securities and Exchange Commission on May 30, 2000.

***      Previously  filed in JAWZ'  registration  statement on Form S-1/A (File
No. 333-30406), filed with the Securities and Exchange Commission on July 13, 2000.

****     Previously  filed in JAWZ'  registration  statement on Form S-1/A (File
No. 333-50532), filed with the Securities and Exchange Commission on December 14, 2000.



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